Exhibit 5(b)

May 29, 2026

FirstEnergy Corp.

341 White Pond Drive

Akron, Ohio 44320

RE:	FirstEnergy Corp.
Registration Statement on Form S-3
Filed on May 29, 2026

Ladies and Gentlemen:

We have acted as counsel to FirstEnergy Corp., an Ohio corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on the date hereof. The Registration Statement relates to the potential offer and sale, from time to time, of Securities (as defined below) of the Company up to a total dollar amount of $3,000,000,000 as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), which may include:

(i)

one or more series of the Company’s unsecured senior or junior subordinated debt securities (collectively, “Debt Securities”) to be issued under an indenture, dated as of November 15, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee, and one or more board resolutions, supplements thereto or officer’s certificates thereunder (together with the applicable series of Debt Securities, the “Indenture”);

(ii)	shares of common stock, par value $0.10 per share, of the Company (“Common Stock”);

(iii)	shares of one or more series of preferred stock, par value $100 per share, of the Company (“Preferred Stock”);

(iv)	depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”);

(v)	warrants (“Warrants”);

(vi)	rights to purchase one or more securities referenced in (ii) and (iii) above (“Rights”);

FirstEnergy Corp.

May 29, 2026

(vii)	purchase contracts (“Purchase Contracts”) to purchase one or more securities referenced in (i) through (vi) above; and

(viii)	units (“Units”) comprising one or more securities referenced in (i) through (vii) above.

The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights, Purchase Contracts and Units of the Company are referred to collectively herein as the “Securities”.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable prospectuses, other than as expressly stated herein with respect to the issuance of the Securities.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Articles of Incorporation (the “Articles”), (ii) the Company’s Third Amended and Restated Code of Regulations, as amended (the “Code of Regulations”), (iii) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement, (iv) the Indenture and (v) such other documents, records and instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

(a) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time pursuant to the Registration Statement (including the Prospectus and applicable Prospectus Supplement) will be duly authorized and established by authorizing resolutions of the Board, in accordance with the Articles, the Code of Regulations and applicable law (each, a “Corporate Action”);

(b) each series of Debt Securities will be issued under the Indenture;

FirstEnergy Corp.

May 29, 2026

(c) each of the Warrants, Depositary Shares, Purchase Contracts, Rights and Units and the applicable warrant agreement, deposit agreement, purchase contract agreement, rights agreement and unit agreement governing such securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York;

(d) to the extent that the obligations of the Company may be dependent upon such matters, we assume for purposes of this opinion: (a) that the other party under each of the Documents, namely, the warrant agent, the depository, the purchase contract agent, the rights agent or the unit agent, as applicable, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) that such other parties will be duly qualified to engage in the activities contemplated by each of the Documents, as applicable; (c) that each of the Documents as applicable, will be duly authorized, executed and delivered by the other party and constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; (d) that such other party will be in compliance, generally and with respect to acting as, warrant agent, depository, purchase contract agent, rights agent or unit agent under each of the Documents, as applicable, with all applicable laws and regulations; and (e) that such warrant agent, depository, purchase contract agent, rights agent or unit agent, as applicable, will have the requisite organizational and legal power and authority to perform its obligations under each of Documents, as applicable;

(e) the Registration Statement and any amendments thereto will have become effective under the Act, and such effectiveness shall not have been terminated, suspended or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

(f) a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by each of the Company and the other parties thereto;

(g) all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

(h) a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby to the extent required by applicable law and the relevant rules and regulations of the SEC.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof:

FirstEnergy Corp.

May 29, 2026

(a) The Indenture has been qualified under the Trust Indenture Act of 1939, as amended. When the particular series of Debt Securities has been duly established in accordance with the terms of the Indenture, the specific terms of a particular issuance of Debt Securities have been duly authorized by all requisite Corporate Action and are in accordance with the terms of the Indenture, such Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment of consideration for such Debt Securities, in accordance with the terms and provisions of the Indenture and the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

(b) When the specific terms of a particular issuance of Warrants have been duly authorized by all requisite Corporate Action and in accordance with the applicable warrant agreement, the Warrants are duly executed, issued and delivered in accordance with the terms of such warrant agreement against payment of consideration in accordance with the terms and provisions of such warrant agreement and the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.

(c) When the specific terms of a particular issuance of Depositary Shares have been duly authorized by all requisite Corporate Action and in accordance with the applicable deposit agreement, the Depositary Shares evidenced by depositary receipts are duly executed, issued and delivered in accordance with the terms of such deposit agreement against the deposit of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock, and in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the deposit agreement and depositary receipts.

(d) When the specific terms of the Purchase Contracts have been duly authorized and established by all requisite Corporate Action and in accordance with the applicable purchase contract agreement, the Purchase Contracts are duly executed, issued and delivered in accordance with the terms of such purchase contract agreement against payment of consideration in accordance with the terms and provisions of such purchase contract agreement and the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such purchase contracts will constitute valid and binding obligations of the Company.

FirstEnergy Corp.

May 29, 2026

(e) When the specific terms of the Rights have been duly authorized and established by all requisite Corporate Action and the rights agreement under which the Rights are to be issued has been duly authorized, executed and delivered by the Company upon payment of the consideration in accordance with the terms and provisions of such rights agreement and applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Rights will constitute valid and binding obligations of the Company.

(f) When the specific terms of the Units have been duly authorized and established by all requisite Corporate Action and in accordance with the applicable unit agreement, the Units are duly executed, issued and delivered in accordance with the terms of such unit agreement against payment of consideration in accordance with the terms and provisions of such unit agreement and the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Units will constitute valid and binding obligations of the Company.

The opinions set forth above as to validity, binding effect or enforceability of any agreement or obligation of the Company may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, (ii) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, or (iv) requirements that a claim with respect to any Debt Securities in denominations other than in United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The foregoing opinions are limited to the laws of the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

FirstEnergy Corp.

May 29, 2026

We hereby consent to the filing of this opinion as Exhibit 5(b) to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP